SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(A)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ]  Confidential, For Use of the Commission Only
          (as permitted by Rule 14a-b(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to (')240.14a-11(c) or (')240.14a-12

                            D&E COMMUNICATIONS, INC.

                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (check the appropriate box):

     [X]  No Fee Required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (6) Amount Previously Paid:
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          (7) Form, Schedule or Registration Statement No.:
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          (8) Filing Party:
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          (9) Date Filed:
              --------------------------------------------------------
          Notes:

                           D & E COMMUNICATIONS, INC.
                             Ephrata, Pennsylvania

                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
               TO PARTICIPANTS OF THE D & E COMMUNICATIONS, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                           ------------------------

     The Annual Meeting of the Shareholders of D&E Communications, Inc. ("the Company") will be held in accordance with the By-Laws of the Company, on Thursday, April 27, 2000, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

     1. To elect four (4) Class B Directors for a term to expire in the year 2003 (or until their successors are duly elected and qualified);

     2. To approve the D&E Communications, Inc. Employee Stock Purchase Plan;

     3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

     4. To act upon such other business as may properly come before the meeting.

     Only holders of common stock of record on the books of the Company at the close of business on February 25, 2000, will be entitled to vote at the Annual Meeting or any adjournment thereof. The Bank of Lancaster County, the trustee (the "Trustee") of the D&E Communications, Inc. Employee Stock Ownership Plan (the "ESOP"), is the record owner of the shares which have been allocated to your ESOP account. Pursuant to the ESOP, you are entitled to direct the Trustee on how to vote the shares allocated to your account by returning the enclosed Participant's Direction Sheet. A copy of the Proxy Statement, the 1999 Annual Report of the Company, and a Participant's Direction Sheet are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


March 23, 2000                              By Order of the Board of Directors

                                            W. Garth Sprecher
                                            Secretary
Enclosures

                           D & E COMMUNICATIONS, INC.
                             Ephrata, Pennsylvania

                         NOTICE OF 2000 ANNUAL MEETING
                        TO SHAREHOLDERS AND PARTICIPANTS
                       IN THE DIVIDEND REINVESTMENT PLAN

     The Annual Meeting of the Shareholders of D&E Communications, Inc. ("the Company") will be held in accordance with the By-Laws of the Company on Thursday, April 27, 2000, at 10:30 am. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

     1. To elect four (4) Class B Directors for a term to expire in the year 2003 (or until their successors are duly elected and qualified);

     2. To approve the D&E Communications, Inc. Employee Stock Purchase Plan;

     3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

     4. To act upon such other business as may properly come before the meeting.

     Only holders of common stock of record on the books of the Company at the close of business on February 25, 2000, will be entitled to vote at the Annual Meeting or any adjournment thereof.

     For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the "DRP"), for which the Company serves as trustee and is the record owner of those shares, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Participant's Direction Sheet. A copy of the Proxy Statement, the 1999 Annual Report of the Company, a Proxy Sheet, and a Participant's Direction Sheet are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

March 23, 2000


                                         By Order of the Board of Directors

                                         W. Garth Sprecher
                                         Secretary
Enclosures

                                PROXY STATEMENT

     Proxies in the accompanying form are being solicited by the Board of Directors (the "Board") of D&E Communications, Inc. (the "Company"), for use at the Annual Meeting of the Shareholders to be held at 10:30 a.m. on Thursday, April 27, 2000 at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the "Annual Meeting"). This proxy statement and the form of proxy are being mailed to the Shareholders (as defined below) commencing on or about March 23, 2000.

     Only holders of shares of common stock, par value $0.16 per share, of the Company ("Common Stock") as shown on the books of the Company at the close of business on February 25, 2000 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were 7,341,776 shares of Common Stock outstanding. Holders of record of Common Stock at the close of business on the Record Date (the "Shareholders"), or their proxies, are entitled to cumulative voting rights in the election of directors at the Annual Meeting. Under cumulative voting, a Shareholder, or the Shareholder's proxy, may vote the number of shares of Common Stock owned by the Shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one, or distribute among two or more nominees, as many votes as shall equal the number of directors to be elected multiplied by the number of the Shareholder's shares of Common Stock. Those persons receiving the highest number of votes are declared to be elected directors of the Company. For all other purposes, the Shareholders, or their proxies, are entitled to one vote per each share of Common Stock at the Annual Meeting.

     Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. Except with respect to the election of directors, the holders of Common Stock have one vote for each share held by them as of the Record Date.

     Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting are entitled to cast generally is required for shareholder ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2000. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                   PROPOSAL 1: ELECTION OF FOUR (4) DIRECTORS

     The Company's Articles of Incorporation provide for a maximum of twelve
(12) directors to be elected to the Company's Board. The Company has determined that one or more vacancies in the Board may be appropriate and therefor proxies may not be voted for a greater number of nominees than are named herein.

     The Board currently consists of eleven (11) members divided into three (3) classes which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three (3) years (or until their successors are duly elected and qualified), and the three (3) classes of the Board are staggered. Accordingly, one of the three (3) classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class B are serving terms expiring this year. The directors in Classes C and A are serving terms expiring at the annual meeting of the shareholders in 2001 and 2002, respectively. The Board has nominated for re-election to Class B four (4) directors whose terms expire this year; namely Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman and D. Mark Thomas. If elected, their terms are to expire in the year 2003 (or until their successors are duly elected and qualified). There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director.

     The Company has been advised by the persons named in the accompanying proxy that they intend to vote pursuant to the proxy for the election of Messrs. Bamford, Frisbie, Lauman and Thomas (who are presently directors of the Company with regular terms expiring this year) and to exercise cumulative voting, if necessary, to secure their election. Each individual nominated for election as a director has agreed to serve if elected. However, the Company is informed that in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board, subject to the right of the persons named in the proxy to exercise cumulative voting rights as described above.

DIRECTORS

     Information follows about each nominee to serve in Class B and the other directors serving in Classes C and A.

  Nominees for Class B Directors For Terms To Expire In 2003

     Thomas H. Bamford, age 60, is a principal in The Franklin Consulting Group
(TFCG), a company providing organizational development, strategic planning and fund raising counsel to colleges, universities and other human services groups. He was Director of Community Relations at the Lancaster Health Alliance until 1999 when he elected to pursue his work with TFCG on a full time basis. Mr. Bamford retired as Senior Vice President, Director of Corporate Communications, and Lancaster Area Executive Officer for CoreStates Bank in 1995 after nearly 27 years of service. He is an accredited member of the Public Relations Society of America. Currently, Mr. Bamford is a director of the United Way of Lancaster County, The Lancaster Campaign, the Lancaster Housing Opportunities Partnership, and the Lancaster YMCA Foundation. He is vice chairman of the Louise von Hess Foundation for Medical Education, president-elect of the Rotary Club of Lancaster and a member of the Marketing and Communications Council of the Lancaster Chamber of Commerce and Industry. He became a Director of the Company in 1997. Mr. Bamford is a member of the Compensation Committee and Chairman of the Strategic Planning and Review Committee.

     Ronald E. Frisbie, age 77, retired from the Company in 1992 where he served as a Vice President of the Company from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. He was employed by the Western Electric Company from 1947 to 1949 and the Commonwealth Telephone Company from 1949 to 1953 at which time he became employed by the Company as Wire Chief. Mr. Frisbie has been a Director since 1983. Mr. Frisbie is a member of the Audit Committee and the Strategic Planning and Review Committee.

     Robert M. Lauman, age 74, has been the Executive Vice President and Chief Operating Officer of the Company since 1990. He joined the Company in 1983 and was previously employed by Bell of Pennsylvania from 1946 to 1983, at which time he retired as Vice President -- Engineering. Mr. Lauman is a registered Professional Engineer, a member of the Pennsylvania Society of Professional Engineers and a member of the Institute of Electrical and Electronics Engineers, Inc. He has been a Director of the Company since 1983. Mr. Lauman is a member of the Executive Committee, the Compensation Committee, and the Strategic Planning and Review Committee.

     D. Mark Thomas, age 52, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of the firm in 1991, concentrating primarily in public utility and telecommunications law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Mr. Thomas became a Director of the Company in 1997. Mr. Thomas is a member of the Audit Committee.

  Class C Directors Whose Terms Expire In 2001

     Paul W. Brubaker, age 56, is a Director, Executive Vice President and Corporate Secretary of the Ephrata National Bank where he has been employed since 1961. He is a member of the American Institute of Banking and serves as a director of Pleasant View Retirement Community, Manheim. He serves as Chairman of the Board for the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker is a member of the Executive Committee of the Pennsylvania Bankers Association. He has been a Director of the Company since 1990. Mr. Brubaker is Chairman of the Audit Committee.

     Robert A. Kinsley, age 59, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, PA in 1963 that specializes in heavy, general, and design build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile -- Safe Deposit & Trust Company, Baltimore, Maryland and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the Board of I. B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently President of South George Street Community Partnership, Chairman of the York County Air Transpiration Authority, member of the York Foundation Board of Directors and a Trustee of York College Of Pennsylvania. He has been a Director of the Company since 1998. Mr. Kinsley is a member of the Compensation Committee and the Strategic Planning and Review Committee.

     Steven B. Silverman, age 67, has been a senior partner in the law firm of Rothenberg, Silverman and Furman PC, Elkins Park, Pennsylvania since 1995. Prior to 1995 he was a senior partner in Rothenberg and Silverman. In addition to his private practice, he serves as an adjunct professor of labor law at Dickinson School of Law in Carlisle, Pennsylvania. He has been a Director of the Company since 1991. Mr. Silverman is Chairman of the Compensation Committee.

     Anne B. Sweigart, age 85, has held the positions of Chief Executive Officer, President and Chairman of the Board of the Company since July 1985. She became a Director in 1952. Mrs. Sweigart served as Executive Vice President from March 1981 to July 1985. Her employment began in 1936, twenty-five years after her father founded the Company. From that time until today, she has always been involved in the management affairs of the Company. She serves on numerous community Boards and is currently a Trustee of Rider University, a Trustee of Elizabethtown College, an Honorary Trustee of Lebanon Valley College and a Trustee of Linden Hall School for Girls. Mrs. Sweigart is also a Director of the Pennsylvania Telephone Association. Mrs. Sweigart is a member of the Strategic Planning and Review Committee and serves as Chairman of the Executive Committee.

  Class A Directors Whose Terms Expire In 2002

     John Amos, age 68, has been in the commercial fruit and produce growing business for more than 45 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as Senior Partner of Amos Farms since 1980. He became a member of the Board in 1990. Mr. Amos is a member of the Compensation Committee.

     G. William Ruhl, age 60, has been the Senior Vice President of the Company and Chief Executive Officer of D&E Telephone Company since 1996. From 1991, when he joined the Company, to 1996 he held the position of Senior Vice President of D&E Telephone Company. He was previously employed by Bell of Pennsylvania from 1961 to 1991, at which time he retired as Director of Network Architecture and Deployment Planning. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He served as Chairman of the Board of Directors of Monor Telephone Company from 1994 until 1999 when the company was sold. He serves on the Board of Directors of the United States Telephone Association (USTA) and was appointed to the President's National Security Telecommunications Advisory Committee, representing the USTA. Mr. Ruhl serves on the Board of Directors of the Technology Council of Central Pennsylvania and serves on the Board of Alliance for Telecommunications Industry Solutions. He is also President of the Board of Directors of the Central Pennsylvania Symphony. He became a Director of the Company in 1993. Mr. Ruhl is a member of the Executive Committee.

     W. Garth Sprecher, age 48, is Vice President and Secretary of the Company. He joined the Company in 1984 as a Communications Consultant for D&E Telephone and Data Systems, Inc. He was named Commercial Manager of the Company in 1988. In 1990, he assumed the position of Assistant Secretary and Director of External Affairs, and in 1996, he assumed his present position. He is a member of the Board of Directors of the Bank of Lancaster County and serves on both the Executive and Compensation Committees. He is also immediate past President of the Board of Directors of the Mid-Atlantic Chapter of the American Society of Corporate Secretaries. Mr. Sprecher is Vice-Chairman of the Lancaster County Convention Center Authority and is President-elect of the Pennsylvania Dutch Council of the Boy Scouts of America. He became a Director of the Company in 1993. Mr. Sprecher is a member of the Executive Committee.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS

  Director Attendance at Board Meetings

     The Board held a total of ten (10) regularly scheduled meetings during the year ended December 31, 1999. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board's committees on which he or she served. The Board has the following four (4) standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Strategic Planning and Review Committee.

  Compensation of Directors

     The directors were paid a $4,000 retainer plus $800 per meeting which they attended and $250 per any committee meeting of the Board, not held in conjunction with a Board meeting. Committee chairs receive an additional annual compensation of $500.

BOARD COMMITTEES

  Audit Committee

     The current Audit Committee, consisting of Paul W. Brubaker (Chairman), Ronald E. Frisbie, and D. Mark Thomas, is responsible for recommending to the Board the firm of independent public accountants responsible to audit the Company's financial statements. This Committee also reviews with the independent public accountants the results of their audit work. The Audit Committee held two
(2) meetings during 1999.

  Compensation Committee

     The current Compensation Committee, consisting of Steven B. Silverman (Chairman), John Amos, Thomas H. Bamford, Robert A. Kinsley and Robert M. Lauman, reviews and makes recommendations to the Board regarding the compensation practices of the Company. The Compensation Committee held four (4) meetings during 1999.

  Executive Committee

     The current Executive Committee, consisting of Anne B. Sweigart (Chairman), Robert M. Lauman, G. William Ruhl and W. Garth Sprecher, is designed to perform and uphold the duties and responsibilities of the Board as dictated by the By-Laws of the Company and within the limitations set by the Board. The Executive Committee held six (6) meetings during 1999.

  Strategic Planning and Review Committee

     The current Strategic Planning and Review Committee, consisting of Thomas
H. Bamford (Chairman), Ronald E. Frisbie, Robert A. Kinsley, Robert M. Lauman and Anne B. Sweigart, considers the long range direction of the Company's goals. The committee addresses technical developments, the changing regulatory environment and marketing strategy for the Board's consideration. This committee formed late in 1999 held no meetings during 1999.

SECURITY OWNERSHIP OF MANAGEMENT

     As of March 7, 2000 (the "Most Practicable Date"), there were 7,337,119 shares of the Company's Common Stock outstanding. The table below sets forth the ownership of the Common Stock held, as of the Most Practicable Date, by each of
(i) the directors, (ii) the executive officers and (iii) all directors and executive officers as a group.

                                                     NATURE AND AMOUNT OF                  PERCENT
           NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP                  OF CLASS
           ------------------------                 -----------------------                --------
John Amos.....................................               63,150(4,7)                          *
Thomas H. Bamford.............................                1,500                               *
Paul W. Brubaker..............................                3,375(1,9)                          *
Ronald E. Frisbie.............................               49,830(1,3,4)                        *
Donald R. Kaufmann............................                1,542(1,2,6)                        *
Robert A. Kinsley.............................                1,040(6)                            *
Robert M. Lauman..............................               57,875(1,2,4,5,6)                    *
Thomas E. Morell..............................                3,101(2,5)                          *
G. William Ruhl...............................                6,552(1,2,5,6)                      *
Steven B. Silverman...........................                1,095(6)                            *
W. Garth Sprecher.............................              100,493(1,2,4,5,6)                1.37%
Anne B. Sweigart..............................              392,199(1,2,4,5,6)                5.35%
D. Mark Thomas................................                3,637(8)                            *
All Directors and Executive Officers as a
  group.......................................              685,389(1,2,3,4,5,6,7,8,9)        9.34%

------------------
 *      Less than 1 percent.
(1) Includes shares owned in their individual capacities but held by the D&E Communications, Inc. Voting Trust (the "Voting Trust") as of the Most Practicable Date as follows:
        3,375 for Mr. Brubaker, 49,530 for Mr. Frisbie, 500 for Mr. Kaufmann, 47,315 for Mr. Lauman, 1,372 for Mr. Ruhl, 98,220 for Mr. Sprecher, 386,519 for Mrs. Sweigart, and 586,831 for all directors and officers as a group. Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher are Voting Trustees of the Voting Trust.
(2) Includes shares held in the Company's Employee Stock Ownership Plan as of the Most Practicable Date as follows:
        928 for Mr. Kaufmann, 1,571 for Mr. Lauman, 1,908 for Mr. Morell, 2,100 for Mr. Ruhl, 1,674 for Mr. Sprecher, 278 for Mrs. Sweigart and 8,459 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.
(3) Does not include 920 shares owned by Mr. Frisbie's wife, with respect to which Mr. Frisbie disclaims beneficial ownership.
(4) Excludes shares not owned in their individual capacities but held by the Voting Trust for which Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher serve as Trustees, and to which each of the Trustees disclaims beneficial ownership.
(5) Includes shares held in the Company's Employee Stock Purchase Plan as of the Most Practicable Date as follows:
        2,195 for Mr. Lauman, 1,193 for Mr. Morell, 2,660 for Mr. Ruhl, 577 for Mr. Sprecher, 2,394 for Mrs. Sweigart and 9,019 for all directors and officers as a group.
(6) Includes shares held in the Company's Dividend Reinvestment Plan as of the Most Practicable Date as follows: 34 for Mr. Kaufmann, 40 for Mr. Kinsley, 6,494 for Mr. Lauman, 120 for Mr. Ruhl, 95 for Mr. Silverman, 22 for Mr. Sprecher, 2,708 for Mrs. Sweigart and 9,513 for all directors and officers as a group.
(7) Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos' wife is trustee, and to which Mr. Amos disclaims beneficial ownership.
(8) Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas for which Mr. Thomas does not disclaim beneficial ownership.
(9) Does not include 625 shares owned by Mr. Brubaker's wife, with respect to which Mr. Brubaker disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and Nasdaq. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 1999, all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table sets forth the names, ages, and positions of the executive officers of the Company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders' meeting. No executive officers have any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer.

                                                                                             POSITION
NAME                                    AGE                      POSITION                   HELD SINCE
----                                    ---                      --------                   ----------
Anne B. Sweigart..................      85       Chairman, President, and Chief Executive      1985
                                                 Officer
Robert M. Lauman..................      74       Executive Vice President and Chief            1990
                                                 Operating Officer
G. William Ruhl...................      60       Senior Vice President                         1991
Thomas E. Morell..................      39       Vice President, Chief Financial Officer       1995
                                                 and Treasurer (1)
W. Garth Sprecher.................      48       Vice President and Secretary (1)              1993
Donald R. Kaufmann................      57       Vice President of Corporate Development       1996

------------------
(1) Both Messrs. Morell and Sprecher were elected as a Vice President in 1996.

     Mrs. Sweigart's and Messrs. Lauman, Ruhl and Sprecher's biographies are set forth above in the section entitled "Directors".

     Thomas E. Morell, age 39, is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Morell was Assistant Controller of the Company from 1984 to 1990, Controller from 1990 to 1995 and Chief Financial Officer and Treasurer since August 22, 1995. From 1982 to 1984, he was employed by Coopers & Lybrand LLP as an auditor. Mr. Morell is Managing Director of PenneCom B. V., a Supervisory Board member of Pilicka Telephone Company and serves as Vice-Chairman on the Board of Directors of Hands-on-House, Children's Museum of Lancaster. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

     Donald R. Kaufmann, age 57, is Vice President of Corporate Development. From 1995, when he joined the Company, until 1996, he served as Managing Director of New Business Ventures and from 1996 to 1999, he served as Chief Executive Officer of the Company's subsidiary, D&E Telephone and Data Systems, Inc. Mr. Kaufmann was employed by Bell Atlantic from 1965 to 1995. When Mr. Kaufmann left Bell Atlantic, he was Director of Network Investment Management. Mr. Kaufmann is a Chartered Financial Analyst (CFA).

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth the compensation received for services to the Company and its subsidiaries during each of the last three (3) fiscal years by the Company's CEO and, in addition, the individuals who during 1999 were the four (4) most highly compensated executive officers of the Company and who received in excess of $100,000 in salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION          ------------
                                    ---------------------------------   PERFORMANCE     ALL OTHER
                                                         OTHER ANNUAL    RESTRICTED       ANNUAL
                                     SALARY     BONUS    COMPENSATION   SHARE AWARD    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      $       ($)(A)       ($)(B)         ($)(D)         ($)(C)
---------------------------  ----   --------   -------   ------------   ------------   ------------
Anne B. Sweigart..........   1999   $204,384   $91,582       $ --         $80,500        $183,098
  Chairman, President &      1998    184,999    64,750         --              --         185,218
     CEO                     1997    171,154    76,500         --              --         180,144

Robert M. Lauman..........   1999   $173,577   $77,974       $ --         $80,500        $ 59,736
  Executive Vice President   1998    156,499    54,775         --              --          63,887
  & Chief Operating Officer  1997    147,270    65,925         --              --          60,672

G. William Ruhl...........   1999   $119,385   $55,602       $ --         $80,500        $ 19,854
  Senior Vice President      1998    100,000    35,000         --              --          27,250
                             1997     88,000    39,150         --              --          26,483

Thomas E. Morell..........   1999   $111,538   $49,679       $ --         $80,500        $  6,183
  Vice President, Chief      1998    100,000    35,000         --              --           5,949
  Financial Officer and      1997     78,769    34,650         --              --           9,829
  Treasurer

W. Garth Sprecher.........   1999   $ 97,077   $44,817       $ --         $80,500        $ 12,379
  Vice President and         1998     80,001    28,000         --              --          19,900
     Secretary               1997     74,001    33,075         --              --          19,483


(A) Bonuses are established pursuant to the Company's Officer Incentive Plan under performance targets for the year established by the Compensation Committee. Targets for 1999 were set during the first quarter of 1999.
(B) The aggregate amounts of other annual compensation paid to the named executive officers did not exceed the lesser of
        (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for each individual.
(C) The amounts shown in this column are for the following persons for the following items in the years 1999, 1998, and 1997, respectively:

        (i)     Anne B. Sweigart: $19,199, $19,297, and $19,470 for Split
                Dollar Life Insurance; $3,200, $3,200, and $3,374 for the 401(k) Company Match; $156,249, $150,471, and $144,800 for
                Pension Benefits (over age 70 1/2); $4,450, $12,250, and $12,500 for Director's fees;
        (ii)    Robert M. Lauman: $15,120, $15,205, and $15,432 for the
                Split Dollar Life Insurance; $3,200, $3,200, and $2,938 for the 401(k) Company Match; $36,716, $33,232, and $29,802 for
                Pension Benefits (over age 70 1/2); $4,700, $12,250, and $12,500 for Director's fees;
        (iii) G. William Ruhl: $11,767, $11,767, and $11,773 for the Split Dollar Life Insurance; $549, $450, and $450 for Term Life Insurance; $3,088, $2,783, and $1,760 for the 401(k) Company Match; $4,450, $12,250, and $12,500 for Director's fees;

        (iv) Thomas E. Morell: $3,192, $3,190, and $3,188 for the Split Dollar Life Insurance; $60, $66, and $66 for Term Life Insurance; $2,931, $2,693, and $1,575 for the 401(k) Company Match; $0, $0, and $5,000 for Director's meeting attendance fees;
        (v) W. Garth Sprecher: $5,295, $5,310, and $5,329 for the Split Dollar Life Insurance; $132, $174, and $174 for Term Life Insurance; $2,502, $2,256, and $1,480 for the 401(k) Company Match; $4,450, $12,250, and $12,500 for Director's fees.

(D) If they remain Named Officers at December 31, 2001, the payout value of these awards to Mrs. Sweigart, and Messrs. Lauman, Ruhl, Morell and Sprecher would be: (a) none, if the earnings per share target is not met; or (b) the current market value of 100% of the shares granted, plus an additional 40% cash award, which is included in the amount above, and accrued dividends reinvested during the Performance Period. The total award will be 100% vested upon completion of the Performance Period.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                         ESTIMATED FUTURE
                                                                           PAYOUTS UNDER
                                                                             NON-STOCK
                                      NUMBER OF     PERFORMANCE          PRICE-BASED PLANS
                                     PERFORMANCE   PERIOD UNTIL    -----------------------------
                                     RESTRICTED    MATURATION OR   THRESHOLD   TARGET    MAXIMUM
NAME                                   SHARES         PAYOUT          ($)        ($)       ($)
----                                 -----------   -------------   ---------   -------   -------
Anne B. Sweigart...................     4,000       1999 - 2001      $ --      $80,500   $80,500
Robert M. Lauman...................     4,000       1999 - 2001        --       80,500    80,500
G. William Ruhl....................     4,000       1999 - 2001        --       80,500    80,500
Thomas E. Morell...................     4,000       1999 - 2001        --       80,500    80,500
W. Garth Sprecher..................     4,000       1999 - 2001        --       80,500    80,500

------------------
After shareholder approval in April 1999, the Performance Restricted Share Awards listed in the table were made effective January 1, 1999. If they remain Named Officers at December 31, 2001, the payout value of these awards to Mrs. Sweigart, and Messrs. Lauman, Ruhl, Morell and Sprecher would be: (a) none, if the earnings per share target is not met; or (b) the current market value of 100% of the shares granted, plus an additional 40% cash award, which is included in the amount above, and accrued dividends reinvested during the Performance Period. The total award will be 100% vested upon completion of the Performance Period.

  Compensation Committee Report On Executive Compensation

     The Company's executive compensation program is administered by the Compensation Committee (the "Committee") comprised of Directors Steven B. Silverman (Chairman), John Amos, Thomas H. Bamford, Robert A. Kinsley, and Robert M. Lauman.

     In establishing the base salaries of the executive officers of the Company, including the Chief Executive Officer, Mrs. Sweigart, the Committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) the level of responsibility of the employee; and (iv) the level of inflation for the period. However, compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. During 1998, a compensation consultant retained by the Committee developed recommended salary ranges for executive officers of the Company based on a comparison of salaries paid at comparable companies for positions with equivalent levels of responsibility. (There is, however, no intentional relation between the companies used for compensation purposes and the companies in the NASDAQ Telecommunications Index (Nasdaq Telecom) used in the Stock Performance Graph below.) Using the consultant's recommendations, and based on the Committee's evaluation of the factors listed above, the base salary of the Chief Executive Officer was increased by 14.6% for 1999 from 1998.

     The Company provides an annual incentive opportunity to the Company's executive officers pursuant to the Company's Officer Incentive Plan, which has been approved by the Board of Directors. Under the Plan, the Committee establishes performance targets for EBITDA for the year on a tiered basis providing for larger percentages of pay as bonus in relation to the level of meeting or exceeding the target. In 1999, the minimum performance goals established by the Committee at the beginning of the year were achieved, and bonuses were paid accordingly.

     The Company also provides a long-term incentive opportunity to the Company's officers and key employees pursuant to the Company's 1999 Long-Term Incentive Plan, which has been approved by the Board of Directors and shareholders. Under the Plan, the Committee established performance targets for earnings per share for the three year period ending December 31, 2001. See the table on page 8.

                                          Respectfully Submitted,
                                          The Compensation Committee

                                            Steven B. Silverman
                                            John Amos
                                            Thomas H. Bamford
                                            Robert A. Kinsley
                                            Robert M. Lauman

  Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 1999, Messrs. Silverman (Chairman), Amos, Bamford, Kinsley and Lauman served on the Compensation Committee of the Board. Mr. Lauman is an executive officer of the Company.

  Pension Plan Table

     The Company's pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. The plan provides benefits based on years of service and the employee's compensation as the average of the highest three consecutive years of the previous ten years immediately prior to retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but an employee who has attained the age of 55 and has at least 25 years of service (The Rule of Eighty) may retire without any actuarial reduction of his benefit. Benefit amounts are not subject to any deduction for Social Security or other amounts.

     The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company's pension plan for employees with specified average final compensation and years of service, assuming normal retirement age and payment as a single life annuity. The Internal Revenue Service annual plan compensation limit is $170,000.

         AVERAGE                     YEARS OF SERVICE
          FINAL       -----------------------------------------------
       COMPENSATION     15        20        25        30        35
       ------------   -------   -------   -------   -------   -------
         $100,000     $24,000   $32,000   $40,000   $48,000   $56,000
          120,000      28,800    38,400    48,000    57,600    67,200
          140,000      33,600    44,800    56,000    67,200    78,400
          160,000      38,400    51,200    64,000    76,800    89,600
          170,000      40,800    54,400    68,000    81,600    95,200
          180,000      40,800    54,400    68,000    81,600    95,200
          200,000      40,800    54,400    68,000    81,600    95,200
          300,000      40,800    54,400    68,000    81,600    95,200
          400,000      40,800    54,400    68,000    81,600    95,200
          500,000      40,800    54,400    68,000    81,600    95,200

Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table. The years of service for purposes of the pension plan, as of December 31, 1999, were for Mrs. Sweigart 63 years, Mr. Lauman 16 years, Mr. Ruhl 8 years, Mr. Morell 15 years and Mr. Sprecher 15 years.

STOCK PERFORMANCE GRAPH

     The following is a graphical comparison of five-year cumulative total return on shares of the Company's Common Shares. The comparison assumes $100 invested in each of the Nasdaq U.S. and Foreign Index (Nasdaq US & Foreign), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company's Common Stock, on December 31, 1994 and that all dividends were reinvested.

                          1994      1995      1996      1997      1998      1999
                         -------   -------   -------   -------   -------   -------
Nasdaq U.S. &
  Foreign..............  $100.00   $140.36   $171.84   $209.85   $290.17   $531.74
Nasdaq Telecom.........  $100.00   $130.91   $133.86   $195.75   $322.30   $561.27
D & E..................  $100.00   $111.37   $110.50   $ 85.27   $ 68.09   $ 92.05

     The Common Stock is currently traded on The Nasdaq Stock Market National Market ("NASDAQ") under the Symbol DECC. Prior to being traded on the NASDAQ, the Common Stock was traded on the over-the-counter market. For the periods prior to NASDAQ trading represented on the graph, the comparative prices are an average of the high and low closing prices of the Common Stock on the last trading day before the beginning of each fiscal year reported above, as reported on the interdealer quotation system and summarized in the "Pink Sheets" published by the National Quotation Bureau. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following Common Stock ownership information is shown as of the Record Date.

                                                               AMOUNT AND NATURE OF      PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP      OF CLASS
          ------------------------------------                 --------------------      --------
The Voting Trust D & E Communications, Inc...............           2,907,721(1)          39.61%
  (the "Voting Trust")
  P.O. Box 458
  Ephrata, PA 17522

Southwestern Investments, Inc............................           1,300,000             17.71%
  High Ridge Park
  Stamford, CT 06905

The Ephrata National Bank, Trustee of the
  William and Jemima Brossman Charitable Foundation
  (the "Charitable Foundation")..........................           1,040,100(2)          14.17%
  P.O. Box 457
  Ephrata, PA 17522

Anne B. Sweigart.........................................             392,199(3)           5.34%
  P.O. Box 458
  Ephrata, PA 17522

------------------
(1) Certain shareholders are parties to the Voting Trust Agreement, dated as of November 19, 1992, pursuant to which the Voting Trustees named therein have the right to exercise sole voting power on all matters submitted to the Company's shareholders for a vote, but not investment power, with respect to the shares held by such shareholders. By its terms, the Voting Trust expires November 18, 2002. The Trustees of the Voting Trust are Anne B. Sweigart, John Amos, Ronald E. Frisbie, Robert M. Lauman and W. Garth Sprecher, each of whom is a Director of the Company. Each of the Voting Trustees disclaims beneficial ownership of the shares held by the Voting Trust, except such shares held by each individual Trustee as a participant in the Voting Trust.
(2) The Charitable Foundation is a member of the Voting Trust. Therefore, the number of shares shown above as held by the Charitable Foundation is also included in the number of shares shown above held by the Voting Trust. The Ephrata National Bank, as trustee of the Charitable Foundation, exercises sole investment power, but not the voting power, with respect to the shares held by the Charitable Foundation.
(3) Mrs. Sweigart is a member of the Voting Trust and has the sole investment power, but not the voting power, with respect to these shares (except in her capacity as a Voting Trustee). Therefore, the number of shares shown above as held by Mrs. Sweigart is also included in the number of shares shown above as held by the Voting Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Steven B. Silverman, a Director of the Company, is a senior partner in the law firm of Rothenberg, Silverman and Furman PC which is currently retained as counsel to the Company.

     Mr. D. Mark Thomas, a Director of the Company, is a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which is currently retained as counsel to the Company.

     Mrs. Anne B. Sweigart, Chairman of the Board, President and Chief Executive Officer, is the aunt of W. Garth Sprecher, Vice President and Secretary of the Company.

     THE BOARD RECOMMENDS THE ELECTION OF ITS FOUR (4) NOMINEES AS CLASS B DIRECTORS.

                                  PROPOSAL 2:
               PROPOSAL TO APPROVE THE D & E COMMUNICATIONS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     On February 24, 2000, the Board of Directors of the Company adopted and recommended for submission to the shareholders of the Company for their approval, the D & E Communications, Inc. Employee Stock Purchase Plan (the "Plan"). The Plan provides employees with the opportunity to participate in the ownership of the Company through the purchase of the Company's common stock through payroll deductions. The purpose of the Plan is to facilitate employee participation in the ownership and economic progress of the Company. The terms of the Plan were based substantially on the Company's previous employee stock purchase plan which was adopted in 1994. To facilitate greater participation in the Plan, as compared to the prior plan, the Company decided to implement a 10% discount at which employees may purchase the Company's common stock.

     The following general description is a summary of the Plan. The complete text appears as Exhibit A to the Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

  Term.

     The Plan will become effective on May 1, 2000, subject to approval by the shareholders of the Company. The Plan will terminate at such time as all of the shares authorized to be sold pursuant to the Plan are purchased or the Plan will automatically terminate 10 years from the effective date, unless terminated or extended by the Board of Directors.

  Administration.

     The Plan will be administered by a committee appointed by the Board of Directors. The committee shall be authorized to (i) prescribe, amend and rescind the rules and regulations relating to the Plan, (ii) interpret the Plan, (iii) to fix the terms of the offering under the Plan, (iv) restrict participation under the Plan to comply with then current laws and regulations and (v) suspend the operation of the Plan. Action by the committee is subject, however, in all respects, to the express provisions of the Plan and the general control of, and superseding action by, the Board of Directors. The Company shall bear all expenses of administering and operating the Plan.

  Operation of the Plan.

     Each calendar month each eligible employee is given the option to purchase shares of common stock in the Corporation based on an election made by the employee to direct a payroll deduction for the purpose of buying the common stock. The maximum number of shares that any employee may purchase during any one month is obtained by dividing $2,083.33 by the fair market value of one share of the Company's common stock. The fair market value of a share of common stock is calculated by taking the average of the high and low sale prices of the common stock on the last trading day of the month in which the stock is purchased. The shares of common stock will be purchased by eligible participants at 90% of the fair market value of the common stock.

  Shares Available under the Plan.

     The Company may issue up to 300,000 shares of common stock under the Plan. The number of shares available may only be increased with the approval of the shareholders. The employee immediately becomes the owner of those shares purchased and the shares are not subject to any further vesting, forfeiture or other ownership restrictions.

  Eligible Participants.

     Any person who has completed six months of continuous service with the Company and is on the then-current payroll of employees of the Company or any subsidiary designated by the Board of Directors as eligible to participate in the Plan may participate in the Plan, unless such person customarily works less than 20 hours per week and such person's customary employment with the Company is not for more than five months in any calendar year. Participation in the Plan is completely discretionary.

  Federal Income Tax Consequences.

     The following is a brief description of the Federal income tax consequences of participating in the Plan, but does not purport to be a full and complete description. Funds withheld from a participant's pay under the Plan will constitute salary or wages and are taxable in the year withheld as compensation. Dividends received on the common stock purchase are taxable in the year received. If the participant holds the shares acquired under the Plan for at least two years, the lesser of (i) the amount by which the Fair Market Value of the shares at the time of acquisition exceeds the amount paid for the shares and
(ii) the amount by which the Fair Market Value of the shares at the time of sale exceeds the amount paid for the shares, is taxable as ordinary income. The balance of any gain is taxable as capital gain. If the sales proceeds are less than the acquisition cost, no ordinary income is recognized and the loss is a capital loss.

     If the participant does not hold the shares acquired under the Plan for at least two years, ordinary income is recognized to the extent of the difference between the Fair Market Value of the shares at the time of acquisition and the amount paid for the shares. Any difference between the amount realized on disposition of the shares and the Fair Market Value of the shares at the time of acquisition is taxable as a capital gain or capital loss.

     Capital gain or capital loss is "long term" for federal income tax purposes if the shares have been held by the participant for at least one year and one day; otherwise, any capital gain or capital loss is "short term" for federal income tax purposes.

     The Corporation may take a business deduction only with respect to the amounts of ordinary income recognized by Participants who dispose of shares acquired under the Plan prior to having held such shares for less than two years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN.

     The affirmative vote of a majority of the shares voting at the meeting is required for approval of this item.

                                  PROPOSAL 3:
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon recommendation of its Audit Committee, appointed PricewaterhouseCoopers LLP, as accountants of the Company's Financial Statements for 2000. The recommendation is being submitted to the Shareholders for approval, which requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. A representative of PricewaterhouseCoopers LLP, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

     THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2000.

                           2000 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting must be received at the Company's principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Vice President and Secretary), no later than Friday, November 24, 2000. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2001 Annual Meeting other than those intended for inclusion in the company's proxy statement must be received at the Company's principal executive offices no later than February 14, 2001.

                                 OTHER MATTERS

     The Board is not aware that any matter other than those listed in the Notice of 2000 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any of the Board's nominees are unable to serve as a director or if any matter should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

     Any Shareholder who executes and returns the proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     The Company will pay the expenses in connection with printing, assembling and mailing the Notice of 2000 Annual Meeting of Shareholders, this Proxy Statement and the accompanying form of proxy. In addition to the use of mails, proxies may be solicited by directors, officers and other employees of the Company personally or by telephone. The Company may request persons holding stock in their names or names of nominees to send proxy material to, and obtain proxies from, their principals, and the Company will reimburse such persons for their expense in so doing.

     Items included in this Proxy Statement are as of December 31, 1999, unless otherwise stated.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, VICE PRESIDENT AND SECRETARY, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 WILL BE PROVIDED WITHOUT CHARGE.

March 23, 2000

                                   EXHIBIT A

                            D&E COMMUNICATIONS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The following constitutes the Employee Stock Purchase Plan of D & E Communications, Inc. (the "Company").

SECTION 1. PURPOSE

     The D & E Communications, Inc. Employee Stock Purchase Plan (the "Plan") is intended to facilitate, through accumulated employee payroll deductions, the participation by eligible employees of the Company and its Designated Subsidiaries in the ownership and economic progress of the Company by offering such employees the opportunity to purchase shares of the Company's Common Stock, par value $.16 per share ("Common Stock"), during defined stock purchase periods. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended ("Code") and the provisions of the Plan shall be construed in a manner consistent therewith.

SECTION 2. ADMINISTRATION

     a. Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall be constituted so that at all relevant times it meets the then-applicable requirements of Rule 16b-3 (or its successor) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Subject to the direction of the Board of Directors and the express provisions of the Plan, the Committee shall be authorized: to prescribe, amend and rescind rules and regulations relating to the Plan and the Committee's administration thereof; to interpret the Plan; to fix the terms of the offering under the Plan; to restrict participation in the Plan consistent with any requirement of law or regulation; to suspend the operation of the Plan; and to make all other determinations necessary to the administration of the Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.

     b. Secretary. The Secretary of the Company (the "Secretary"), or such other person as the Committee may designate, shall, under the direction of the Committee, maintain records, send detailed statements of account to Participants and perform such other duties relating to the Plan as the Committee may specify from time to time. The Secretary will hold for safekeeping the shares purchased under the Plan in accounts for the Participants ("Plan Accounts") until termination of participation in the Plan or until a written request is received for withdrawal of all or part of a Participant's shares. Shares acquired under the Plan and held by the Secretary may be registered in the name of a nominee as agent for Participants in the Plan.

SECTION 3.  SHARES SUBJECT TO THE PLAN

     Shares of Common Stock to be acquired by Participants under the Plan shall be acquired from the Company and may be either original issue or treasury shares. Subject to adjustment under Section 21, not more than 300,000 shares of Common Stock may be acquired by Participants under the Plan.

SECTION 4.  ELIGIBILITY

     "Eligible Employee" shall mean each person who, on any day during an Enrollment Period (as defined in Section 9) is an Employee (as defined in
Section 5) of the Company or a Designated Subsidiary, and has completed at least six of months Continuous Service.

     As a condition to being or remaining an Eligible Employee, the Committee may also require that the legal guardian of a Participant who is not, for any reason, competent to enter into a contract, affirm the Participant's actions with respect to the Plan. The Committee may develop rules and make determinations as to the effect of temporary or longer-term interruptions in services and in active employment on an Employee's eligibility for purposes of the Plan.

SECTION 5.  CERTAIN DEFINITIONS

     The following definitions shall apply for purposes of the Plan:

     "Designated Subsidiary" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, shares in number exceeding 50% of the total combined voting power of all classes of the voting capital stock thereof, whether or not such corporation now exists or is hereafter organized or acquired by the Company.

     "Employee" shall mean each person, including an officer, on the then-current payroll of employees of the Company or a Designated Subsidiary, excluding (1) a person whose customary employment is less than 20 hours per week and (2) a person whose customary employment is not for more than five months in any calendar year.

     "Continuous Service" shall mean the period of time that an Employee has been continually on the payroll of employees of the Company and/or one or more of the Designated Subsidiaries.

SECTION 6.  PURCHASE PRICE

     The purchase price per share of the shares of Common Stock sold to Eligible Employees under this Plan ("Purchase Price") for any Stock Purchase Period (as defined below) shall be 90% of the Fair Market Value (as defined below) of a share of Common Stock on the last business day of such Stock Purchase Period.

SECTION 7.  GRANT OF OPTION TO PURCHASE SHARES

     Each Eligible Employee shall be granted an option effective on the last day of each Stock Purchase Period to purchase a number of full shares of Common Stock (subject to adjustment as provided in Section 21 below). The maximum number of shares an Eligible Employee shall be eligible to purchase for any Stock Purchase Period is $2,083.33 divided by 100% of the Fair Market Value of a share of Common Stock on the last day of the Stock Purchase Period.

     Anything herein to the contrary notwithstanding, if, as of the last day of a Purchase Period, any Eligible Employee entitled to purchase shares hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

SECTION 8.  STOCK PURCHASE PERIODS

     The opportunity to purchase such shares of Common Stock under the Plan shall be offered during continuous periods of one calendar month each in duration ("Stock Purchase Period"). Any such option granted with respect to a Stock Purchase Period which is not exercised in such Stock Purchase Period may not thereafter be exercised. From time to time, the Committee, in its sole discretion, may limit the aggregate number of shares of Common Stock to be available, or may limit the maximum number of shares which may be purchased by each Participant, during any Stock Purchase Period. If the Plan becomes oversubscribed for any Stock Purchase Period, the Committee may adopt rules for prorating the available Common Stock among Participants and refunding excess amounts held in the Participant's Stock Purchase Accounts established by Section 9 of the Plan.

SECTION 9.  ENROLLMENT AND PAYROLL DEDUCTIONS

     a. An Eligible Employee may enroll as a Participant in the Plan no later than the fifteenth (15th) business day of the month preceding the month in which payroll deductions under the Plan commence ("Enrollment Period") or during any such other Enrollment Period as may be established by the

Committee. Enrollment in the Plan shall be made by completing and filing the prescribed payroll deduction authorization form provided by the Company and filing such form with the Company.

     b. A participant may elect payroll deductions of any whole percentage from one percent (1%) through ten percent (10%) of the Participant's compensation ("Current Compensation"). Compensation means the total earnings payable to a Participant by the Company or a Designated Subsidiary, determined prior to any pre-tax contributions made by a Participant to either a qualified cash or deferred arrangement (Code Section 401(k) plan) or cafeteria plan (Code Section 125 plan) maintained by the Company or a Designated Subsidiary, but shall not include reimbursements for expenses, nor shall it include any payments on account of disability, layoff or workers' compensation, payments made in lieu of vacation time, cost of living, flat rate allowances, bonuses, incentive pay, severance pay, automobile allowances, or payments under any retirement plan sponsored by the Company. Such elected percentage may be increased or decreased under the Plan by the Participant's filing of a new authorization form with the Company's payroll office during a subsequent Enrollment Period, but the Participant shall not be entitled to suspend payroll deductions except by withdrawing from the Plan pursuant to Section 16.

     c. The Company or the Designated Subsidiary will maintain a bookkeeping account in U.S. dollars to reflect each Participant's payroll deductions hereunder ("Stock Purchase Account"). The funds recorded in the Stock Purchase Accounts will be included in general corporate funds, and no interest will be paid by the Company or a Designated Subsidiary on such funds. A Participant may not pay into a Stock Purchase Account other than by payroll deduction.

SECTION 10.  FAIR MARKET VALUE

     In any determination of fair market value under the Plan ("Fair Market Value"), the Fair Market Value of one share of Common Stock shall mean the average of the high and low sales prices of the Common Stock on the day in question as reported on the National Association of Securities Dealers, Inc., Automated Quotation System or, if no trades are reported for such day, on the last trading day; provided, however, that, in any case, if the Committee determines for any reason that the Fair Market Value as so determined does not accurately reflect the fair market value of the Common Stock, then the Committee may, in its sole and absolute discretion, establish the Fair Market Value of the Common Stock for purposes of the Plan, which Fair Market Value shall be conclusive and binding for all purposes hereunder. For purposes of purchasing Common Stock for the Participants' Plan Accounts, the Fair Market Value shall be calculated on the last business day of each Stock Purchase Period. For purposes of determining the value of fractional shares upon withdrawal or Plan termination, the Fair Market Value shall be determined as soon as practicable after withdrawal or Plan termination. For purposes of dividend reinvestment under the Plan (see Section 19), the Fair Market Value shall be determined on such basis as the Committee shall deem appropriate.

     No shares shall be sold by the Company to Participants in the Plan at less than the par value of such shares.

SECTION 11.  PURCHASES OF COMMON STOCK

     As soon as practicable after the last business day of each Stock Purchase Period, the Company shall transfer to the Secretary shares of Common Stock equal to the combined balance of all Participants' Stock Purchase Accounts on the last day of the Stock Purchase Period divided by the Purchase Price; provided, however, that the shares so transferred may be less than the combined balance of all Participants' Stock Purchase Accounts on the last day of the Stock Purchase Period divided by the Purchase Price in the event of an oversubscription during any Stock Purchase Period as provided in Section 3 and provided, further, that no such transfer shall be made by the Company in the event the Plan is terminated as provided in Section 23. The Secretary shall allocate the Common Stock among the Participants' Plan Accounts established pursuant to Section 2 in proportion to the funds in their respective Stock Purchase Accounts. Anything herein to the contrary notwithstanding, no Eligible Employee may, in any calendar year, purchase a number of shares of Common Stock under this Plan which, together with all other shares of stock of the Company and its Subsidiaries which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate Fair Market Value (measured as of the last day of each applicable Stock Purchase Period) in excess of $25,000. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

SECTION 12.  FRACTIONAL SHARES

     Unless otherwise determined by the Committee, fractional shares of Common Stock, computed to four decimal places, shall be allocated under the Plan and credited to the Plan Account of each Participant; however, no certificates will be issued for fractional share interests credited to a Participant under the Plan. In the event the Committee determines that fractional shares shall not be so allocated and credited, it shall establish rules dealing with any amount in a Participant's Stock Purchase Account or the amount of any dividend to be reinvested under the Plan's dividend reinvestment program that is insufficient to purchase a whole share of Common Stock under the Plan.

SECTION 13.  REPORTS TO PARTICIPANTS

     As soon as practicable after March, June, September and December of each year, a quarterly statement of account will be sent to each Participant. The statement is a Participant's continuing record of the cost of purchases and should be retained for income tax purposes. In addition, each Participant will be sent copies of other communications sent to holders of the Company's Common Stock, including the Company's Annual Report, the Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.

SECTION 14.  CERTIFICATES FOR SHARES

     a. No certificate will be issued to a Participant for shares credited to his or her account until withdrawal of the Participant from the Plan or unless he or she so requests the Secretary in writing. The number of shares credited to a Participant's Plan Account will be shown on the Participant's quarterly statement of account.

     b. At any time, a Participant may withdraw shares from his or her Plan Account by requesting in writing that the Secretary send him or her a certificate for all or part of the whole shares credited to his or her Plan Account (see the final paragraph of this Section 14 if shares are to be issued in other than the Participant's name). This request should be mailed to the D & E Communications, Inc. Employee Stock Purchase Plan, Brossman Business Complex, 124 East Main Street, Ephrata, PA 17522-0458, Attention: W. Garth Sprecher. If, however, a request for withdrawal is received on or after the record date for a dividend, any cash dividend paid on that dividend payment date with respect to such shares will still be reinvested for the Participant and credited to his or her Plan Account. Any remaining whole shares and fractions of a share will continue to be credited to the Participant's Plan Account.

     c. Certificates will only be issued for whole shares. Certificates for fractional share interests will not be issued to Participants under any circumstances.

     d. Plan Accounts are maintained in the name of the Participant only and certificates for whole shares, when issued, will be registered in the name of the Participant only. Should a Participant want these shares re-registered in any name other than his or her own name, he or she must make a separate request for such re-registration indicating such name in his or her request. In the event of such re-registration, a Participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements.

SECTION 15.  VOTING SHARES HELD BY THE PLAN

     a. Both whole and fractional shares (unless the Committee determines not to allocate fractional shares pursuant to Section 12 hereof) credited to a Participant's Plan Account will be voted at shareholders' meetings, with fractional shares having proportionate voting rights, as the Participant directs in the manner hereinafter provided.

     b. A proxy card, together with the Company's proxy statement, will be sent to each Participant in connection with any annual or special meeting of shareholders, as in the case of other shareholders who are not Participants. This proxy will apply only to all shares credited to the Participant's Plan Account. A separate proxy card and proxy statement will be sent with respect to any shares registered in the Participant's own name.

     c. As in the case of non-Participant shareholders, if no instructions are indicated on a properly signed and returned proxy card, all of the Participant's shares -- those registered in his or her name, if any, or those credited to such Participant's Plan Account, whichever is applicable -- will be voted in accordance with the proxy card. If the proxy card is not returned or is returned unsigned, the Participant's shares may be voted only if the Participant or a duly appointed representative votes in person at the meeting and, as to the shares credited to the Participant's Plan Account, obtains a proxy from the shareholder of record of the credited shares, specifically the Secretary or its nominee.

SECTION 16.  WITHDRAWAL AND TERMINATION OF EMPLOYMENT

     a. A Participant may withdraw from the Plan at any time by giving notice to the Company in accordance with rules established by the Committee. This notice shall be effective in suspending payroll deductions under the Plan as soon as practicable after receipt by the Company. However, the balance in the Participant's Stock Purchase Account existing at the time notice becomes effective in suspending payroll deductions will be utilized for acquisition of Common Stock pursuant to the Plan. Termination of employment, including death, of a Participant or failure of a Participant to continue to be an Eligible Employee shall result in automatic withdrawal from the Plan in accordance with rules established by the Committee.

     b. Upon withdrawal from the Plan, a certificate shall be issued to the participant as soon as practicable for the number of whole shares in the Participant's Plan Account and a check equal to the Fair Market Value of any fractional shares shall be issued to the Participant.

SECTION 17.  PLAN EXPENSES AND RESPONSIBILITIES

     a. The Company shall bear all expenses of administering and operating the Plan. Such administration and operation by the Company with respect to shares purchased under the Plan shall cease when a certificate for such shares is issued (or cash paid for fractional shares in the event of withdrawal or Plan termination) to the Participant.

     b. Neither the Company, the Committee nor the Secretary will be liable under the Plan for any act done in good faith or for any good-faith omission to act, including without limitation any claim of liability arising out of failure to terminate a Participant's Plan Account upon such Participant's death or with respect to the prices at which shares are purchased for the Participant's Plan Account, the times when such purchases are made, or with respect to any fluctuation in market value of the Common Stock.

     c. The Participant should recognize that the Company cannot assure the Participant of a gain or protect him or her against a loss on the shares purchased under the Plan.

     d. The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan's operation.

SECTION 18.  RIGHTS NON-TRANSFERABLE

     Neither the Participant's right to purchase Common Stock under the Plan nor the funds accumulated in the Participant's Stock Purchase Account may be sold, transferred, pledged, assigned or otherwise disposed of by the Participant, and such right is exercisable only by the Participant or by his or her guardian or legal representative.

SECTION 19.  DIVIDEND REINVESTMENT PROGRAM

     All Common Stock held by the Secretary in a Participant's Plan Account will automatically participate in the Plan's dividend reinvestment program, whereby any dividends paid with respect to the Common Stock in a Participant's Plan Account will be reinvested in additional shares of Common Stock. Such shares will be purchased from the Company at their Fair Market Value and transferred by the Secretary to the Participant's Plan Account. The number of shares purchased will depend on the amount of the dividends on the shares in the Participant's Plan Account and the Fair Market Value per share. A Participant's Plan Account will be credited with that number of shares, including fractions, if any, as set forth in Section 12 of the Plan, equal to the amount of dividends to be invested divided by the applicable purchase price per share. If a Participant is subject to backup withholding under the then applicable Federal income tax laws, the amount of dividends to be reinvested will be reduced by the amount required to be withheld by the Company. Participants' Plan Accounts will be credited with dividends with respect to fractions as well as whole shares.

SECTION 20.  RIGHTS OFFERINGS, STOCK DIVIDENDS AND STOCK SPLITS

     a. If a Participant is entitled to participate in a rights offering by the Company, entitlement will be based on his or her total holdings, including shares credited to the Participant pursuant to the Plan. Rights certificates will, however, be issued for the number of whole shares only.

     b. Any dividend payable in stock or split shares distributed by the Company on shares held in a Participant's Plan Account will be added to and become part of such Plan Account. The portion of such dividend distributed on shares registered in the Participant's own name, if any, will be mailed directly to the Participant in the same manner as to shareholders who are not Participants.

SECTION 21.  ADJUSTMENTS IN NUMBER OF SHARES

     a. In the event that a dividend shall be declared upon the Common Stock payable in shares of said stock, the number of shares of Common Stock available for issuance pursuant to the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

     b. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares available for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

     c.  In the event there shall be any change, other than specified in this
Section 21, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares which are available for issuance pursuant to the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.

     d. No adjustment or substitution provided for in this Section 21 shall require the Company to issue or to sell a fractional share under the Plan, and the total adjustment or substitution may be limited accordingly.

SECTION 22.  GOVERNMENT REGULATION

     Notwithstanding any provision of the Plan, the Company's sale and delivery of Common Stock under the Plan is at all time subject to obtaining any and all approvals of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

SECTION 23.  EFFECTIVE DATE AND AMENDMENT OR TERMINATION OF PLAN

     a. The Plan shall become effective on May 1, 2000 (the "Effective Date"), subject to approval by the shareholders of the Company prior to May 1, 2001. If the Plan is not so approved, the Plan shall not become effective. The Plan shall automatically terminate ten years from the Effective Date, unless otherwise terminated or extended by the Board of Directors; provided, however, that unless otherwise provided by the Committee, payroll deductions shall not be made with respect to compensation for work completed less than one month prior to such automatic termination date. Unless shareholder approval would be required to meet the applicable requirements of Rule 16b-3, the Board of Directors may by resolution alter, amend, suspend, extend or terminate the Plan at any time.

     b. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be acquired under the Plan (except pursuant to Section 21); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Eligible Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Eligible Employee under such option.

     c. Upon termination of the Plan, any funds in each Participant's Stock Purchase Account shall be refunded to the Participant within 30 days of such termination, a certificate for the whole number of shares in each Participant's Plan Account shall be issued to the Participant and a check equal to the fair market value (determined as provided in Section 10) of any fractional shares shall be issued to the Participant. However, in the event the Company or its successor terminates the Plan for the purpose of establishing another employee stock purchase plan, a Participant in the Plan will be enrolled automatically in such other plan and shares credited to his or her Plan Accounts will be credited automatically under such other plan, unless proper notice is received to the contrary.

SECTION 24.  NO EMPLOYMENT RIGHTS

     The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or Subsidiary, as applicable, to terminate, or otherwise modify, an Employee's employment at any time.

SECTION 25.  EFFECT OF PLAN

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Eligible Employee participating in the Plan, including, without limitation, such Eligible Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Eligible Employee.

SECTION 26.  GOVERNING LAW

The law of the Commonwealth of Pennsylvania will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                      PROXY
                           D & E Communications, Inc.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Anne B. Sweigart, Robert M. Lauman and W. Garth Sprecher, or any one or
            more of them with power of substitution in each, are here-by authorized to represent the undersigned at the 2000 Annual Meeting of Shareholders of D & E Communications, Inc. to be held at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania, on April 27, 2000 at 10:30 a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1. ELECTION OF FOUR (4) DIRECTORS

   NOMINEES: For the Class B Directors Whose Terms Expire in 2003: Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman and D. Mark Thomas

     |_| FOR all nominees listed (except as marked to the contrary below)

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                                ------------------------------------------------



2. APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

     |_| For                       |_| Against                  |_| Abstain

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     |_| For                       |_| Against                  |_| Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
            HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE FOUR (4) DIRECTORS, FOR APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

            DATE:                    , 2000

                                ------------------------------------------------


                                ------------------------------------------------


Shareholder(s) sign above exactly as name is printed on label.
If signing as representative, so indicate.
For joint accounts, all owners should sign.

                             PARTICIPANT'S DIRECTION

                          Employee Stock Ownership Plan

To: The Bank of Lancaster County, as Trustee of the Employee Stock Ownership Plan

Pursuant to your notice accompanied by the proxy material in connection with the 2000 Annual Meeting of Shareholders of D & E Communications, Inc. to be held on April 27, 2000, at 10:30 a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D & E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the Denver and Ephrata Telephone and Telegraph Company Employee Stock Ownership Plan as follows:

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1. ELECTION OF FOUR (4) DIRECTORS

   NOMINEES: For the Class B Directors Whose Terms Expire in 2003:
             Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman and D. Mark Thomas

     |_| FOR all nominees listed (except as marked to the contrary below)

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                                     -------------------------------------------



2. APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

     |_| For                       |_| Against                  |_| Abstain

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     |_| For                       |_| Against                  |_| Abstain

THIS PARTICIPANT'S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
           THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THIS PARTICIPANT'S DIRECTION WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE FOUR (4) DIRECTORS, FOR APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

           DATE:                 , 2000


                                    --------------------------------------------



                                    --------------------------------------------
                                    Participant(s) sign above exactly as name is printed on label.

                             PARTICIPANT'S DIRECTION

                           D & E Communications, Inc.
                           Dividend Reinvestment Plan

To: D & E Communications, Inc., as Trustee of the D & E Communications, Inc.
    Dividend Reinvestment Plan

Pursuant to your notice accompanied by the proxy material in connection with the 2000 Annual Meeting of Shareholders of D & E Communications, Inc. to be held on April 27, 2000, at 10:30 a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D & E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the D & E Communications, Inc. Dividend Reinvestment Plan as follows:

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1. ELECTION OF FOUR (4) DIRECTORS

   NOMINEES: For the Class B Directors Whose Terms Expire in 2003:
             Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman and D. Mark Thomas

     |_| FOR all nominees listed (except as marked to the contrary below)

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                                     -------------------------------------------



2. APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

     |_| For                       |_| Against                  |_| Abstain

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

     |_| For                       |_| Against                  |_| Abstain

THIS PARTICIPANT'S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
           THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THIS PARTICIPANT'S DIRECTION WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF THE FOUR (4) DIRECTORS, FOR APPROVAL OF THE D&E COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

           DATE:                , 2000

                                     -------------------------------------------



                                     -------------------------------------------
                                     Participant(s) sign above exactly as
                                     name is printed on label.